EXHIBIT 99.1

Vical Reports First Quarter 2011 Financial Results and Progress in TransVax(TM) and Allovectin(R) Programs

SAN DIEGO, May 5, 2011 (GLOBE NEWSWIRE) -- Vical Incorporated (Nasdaq:VICL) today reported financial results for the quarter ended March 31, 2011. Revenues were $0.6 million for the first quarter of 2011 compared with $1.5 million for the first quarter of 2010, reflecting completion of Allovectin® Phase 3 trial funding under the company's license agreement with AnGes MG, Inc. Operating expenses were $9.4 million for the first quarter of 2011 compared with $10.1 million for the first quarter of 2010, reflecting reduced costs for the company's Allovectin® Phase 3 and TransVax™ Phase 2 clinical trials.

The net loss was $8.7 million, or $0.12 per share, for the first quarter of 2011, compared with $8.5 million, or $0.15 per share, for the first quarter of 2010. Vical had cash and investments of approximately $52 million at March 31, 2011. The company's first quarter 2011 net cash use was consistent with the company's prior guidance for the full year.

Development highlights to date in 2011 include:

TransVax™ CMV Vaccine

  At a recent End-of-Phase 2 meeting, the U.S. Food and Drug Administration (FDA) was open to considering a clinically relevant CMV viremia endpoint or a combined endpoint that also includes use of antiviral therapy. In March, the company received positive Scientific Advice from the European Medicines Agency (EMA) on important features of the Phase 3 trial design for the company's TransVax™ vaccine, and confirmation of the company's position that a CMV disease endpoint is not practical. The company expects to finalize the Phase 3 trial design within the next few months.

Allovectin ®

  In February, the company received the fifth scheduled safety analysis from an independent Safety Monitoring Board recommending that the Phase 3 trial continue per the protocol.

H1N1 Pandemic Influenza Vaccine

  The company completed the Phase 1 trial of the company's Vaxfectin® -adjuvanted DNA vaccine for H1N1 influenza, and extended its collaboration with the Naval Medical Research Center (NMRC) for development of a vaccine platform for emerging diseases.

Patents

  A European patent issued covering the company's TransVax™ vaccine;

  A U.S. patent issued covering vaccines for CMV containing specific gene sequences and formulated with Vical's Vaxfectin® adjuvant; and

  Two U.S. patents issued covering vaccines for herpes simplex virus Type 2 (HSV-2), and assigned to Vical and the University of Washington.

Anticipated program highlights for the remainder of 2011 include:

  Assuming death event rates catch up with expectations in the company's Phase 3 trial of Allovectin® in patients with metastatic melanoma, a potential database lock in the second half of 2011;

  Initiation in the second half of 2011 of a Phase 3 trial of the company's TransVax™ CMV vaccine candidate for hematopoietic cell transplant (HCT) patients; and

  AnGes' initiation of a multinational Phase 3 clinical trial of its Collategene™ angiogenesis product for patients with advanced peripheral arterial disease (PAD).

Conference Call

Vical will conduct a conference call and webcast today, May 5, at noon Eastern Time, to discuss with invited analysts and institutional investors the company's financial results and program updates. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial in approximately ten minutes before the scheduled call to (719) 325-2249 (preferred), or (888) 634-9984 (toll-free), and reference confirmation code 3100505. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (719) 457-0820 (preferred) or (888) 203-1112 (toll-free) and enter replay passcode 3100505. The call also will be available live and archived through the events page at www.vical.com. For further information, contact Vical's Investor Relations department by phone at (858) 646-1127 or by e-mail at ir@vical.com.

About Vical

Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company's DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs. Additional information on Vical is available at www.vical.com.

The Vical Incorporated logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5768

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include net cash use guidance, as well as anticipated developments in independent and collaborative programs. Risks and uncertainties include whether Vical or others will continue development of Allovectin®, TransVax™, a vaccine against H1N1 pandemic influenza, vaccines against emerging diseases, Collategene™, or any other independent or collaborative programs; whether death event rates will catch up with expectations and, if so, whether Vical will lock the database for the company's Phase 3 Allovectin® trial in the second half of 2011, if at all; whether Vical will establish an endpoint based on CMV viremia and/or use of antiviral therapy that will satisfy EMA and FDA for a Phase 3 trial of TransVax™; whether Vical will initiate a Phase 3 trial of TransVax™ in the second half of 2011, if at all; whether AnGes will initiate a multinational Phase 3 clinical trial of its Collategene™ angiogenesis product; whether Vical will achieve levels of revenues and control expenses to meet its financial projections; whether Vical will enter into any new partnerships or expand any existing partnerships and receive all, if any, anticipated payments; whether any product candidates will be shown to be safe and efficacious in clinical trials; the timing of clinical trials; whether Vical or its collaborative partners will seek or gain approval to market any product candidates; and additional risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

VICAL INCORPORATED
Selected Condensed Financial Information (Unaudited)

Statements of Operations	Three Months Ended March 31,
(in thousands, except per share amounts)	2011	2010

Revenues:
Contract and grant revenue	$530	$586
License and royalty revenue	119	877
Total revenues	649	1,463
Operating expenses:
Research and development	4,290	5,102
Manufacturing and production	2,748	2,805
General and administrative	2,328	2,185
Total operating expenses	9,366	10,092
Loss from operations	(8,717)	(8,629)
Net investment and other income	23	151
Net loss	$(8,694)	$(8,478)
Basic and diluted net loss per share	$(0.12)	$(0.15)
Shares used to calculate basic and diluted net loss per share	71,893	55,299

Balance Sheets	March 31,	December 31,
(in thousands)	2011	2010
Assets:
Cash, cash equivalents, and marketable securities, including restricted	$46,306	$55,268
Other current assets	1,377	940
Total current assets	47,683	56,208
Long-term investments	5,401	5,434
Property and equipment, net	7,240	7,560
Other assets	3,626	3,705
Total assets	$63,950	$72,907

Liabilities and stockholders' equity:
Current liabilities	$5,436	$6,334
Long-term obligations	2,154	2,211
Stockholders' equity	56,360	64,362
Total liabilities and stockholders' equity	$63,950	$72,907
CONTACT: Alan R. Engbring
         Executive Director, Investor Relations
         Jill M. Broadfoot
         Senior Vice President and Chief Financial Officer
         (858) 646-1127
         Website: www.vical.com